July 24, 2007

Osteologix, Inc. 425 Market Street Suite 2230 San Francisco, CA 94105

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Osteologix, Inc., a Delaware corporation (the “Company”), in connection with the preparation of your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, regarding the offering and issuance to certain persons of an aggregate of 2,400,000 shares (the “Shares”) of the Company’s common stock, $.0001 par value (the “Common Stock”) under the Company’s 2006 Equity Incentive Plan (the “Plan”), including such Shares issuable upon the exercise of options issued under the Plan (the “Options”).

We have examined the Plan and originals or photocopies or certified copies of such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon and subject to the foregoing we are of the opinion that the Shares have been duly authorized and assuming that the full consideration for each share of Common Stock issuable upon the exercise of the Options is received by the Company in accordance with the terms of the Options, when issued in accordance with the terms of the Plan shall be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations with respect thereto.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ LOEB & LOEB LLP
LOEB & LOEB LLP